UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 9, 2007, our Board of Directors approved amendments to our By-laws, which, among other things, provide for a majority voting standard in uncontested elections of directors. The following summary of the amendments to the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated By-laws filed as Exhibit 99.1 and incorporated by reference herein.
•	Article II, Section 5 was amended to provide that the chairman of any meeting of our stockholders has the power to adjourn a meeting until a quorum is present or represented. Prior to the amendment, only the stockholders entitled to vote at the meeting had the power to adjourn.

•	Article II, Section 12 was added to provide the nomination process of persons for election to the Board of Directors at a special meeting of our stockholders. Only persons nominated in accordance with the procedures in Section 12 are eligible for election as a director of ConocoPhillips at a special meeting at which directors are to be elected, subject however, to any provision in our Certificate of Incorporation with respect to the rights of holders of our preferred stock to nominate and elect a specified number of directors in certain circumstances. Nomination of persons for election to our Board of Directors at a special meeting of our stockholders at which directors are to be elected must be made by (a) our Board of Directors (or any duly authorized committee thereof) or (b) provided that our Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder (i) who is a stockholder of record on the date notice of the special meeting was given and at the time of the special meeting and (ii) who complies with the notice procedures of Section 12. A stockholder must give timely notice of his, her or its nomination to the Board of Directors in proper written form. To be timely, the notice to our Secretary must be delivered to or mailed and received at our principal executive offices (i) not earlier than the close of business on the 60th day prior to such special meeting and (ii) not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as describe in the previous sentence. The requirements for the information that must be contained in a stockholder’s notice to our Secretary are identical to the requirements for a stockholder’s notice of a nomination of a person for election to our Board of Directors at our annual meeting. If the chairman of the special meeting determines that a nomination was not made in accordance with the procedures set forth in Section 12, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

•	Article II, Section 13 was added to provide that, except in cases where, as of the meeting date, the number of nominees exceeds the number of directors to be elected, the required vote of our stockholders for the election of a person as a director is the majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means that the number of shares voted “for” a person’s election to a directorship exceeds 50% of the number of votes cast with respect to that person’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that person’s election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally. Section 13 also provides that if a nominee for director who is an incumbent director is not elected and no successor has been elected at that meeting, the incumbent director shall promptly tender his or her resignation. Our Committee of Directors’ Affairs shall make a recommendation to our Board of Directors as to whether to accept or reject the tendered resignation. Our Board will act on the resignation taking into account the recommendation and publicly disclose via press release, SEC filing or other means its decision regarding the tendered resignation and the rationale behind the decision within 90 days of the certification of the election results. If the incumbent director’s resignation is not accepted, such director shall continue to serve until his or her successor is duly elected, or until his or her resignation or removal. If the incumbent director’s resignation is accepted or if a nominee for director is not elected, and the nominee is not an incumbent director, the Board of Directors, in its sole discretion, may fill any resulting vacancy or unfilled, newly created directorship pursuant to Article III, Section 2 or may decrease the size of the Board.

•	Article II, Section 14 was added to provide that a director or director nominee, in order to be eligible for reelection or election, must deliver to our Secretary a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made. The director or director nominee must also deliver a written representation and agreement that such person (A) will abide by the new requirements of Article II, Section 13, (B) is not and will not become a party to (1) any agreement, arrangement or understanding that has not been disclosed to ConocoPhillips, as to how such person would act or vote on any issue or question if elected as a director (a “voting commitment”) or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected, with any fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than ConocoPhillips with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination was made, would be in compliance, if elected, with all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies of ConocoPhillips.

•	Article III, Section 1 was amended to provide that the size of our Board of Directors shall be not less than six and not more than twenty directors, with the exact number to be determined from time to time by our Board. Previously, our By-Laws provided that the Board of Directors consisted of fifteen members with the exact number of directors determined from time to time by our Board.

•	Article III, Section 8 was amended to provide that the committees of our Board of Directors shall perform the functions assigned to such committees by committee charters adopted by our Board. Subsection (c) of Section 8, which enumerated the powers and duties of the Committee on Directors’ Affairs, was deleted in order to conform to the amendment detailed in the previous sentence.

•	Article III, Section 10 was amended to provide mandatory reimbursement of directors’ expenses, if any, in connection with their attendance at board and committee meetings.

•	Article V, Section 1 was amended to eliminate the right of a holder of uncertificated shares to have a certificate signed certifying the number of shares owned by such stockholder in ConocoPhillips.

•	Article VI, Section 2 was amended to permit notices and waivers of notice to be given electronically.
     Certain technical and conforming amendments were also made to the By-laws. The By-law amendments are effective as of February 9, 2007. A complete copy of our By-laws, as amended, are attached as Exhibit 99.1 and incorporated by reference herein.
Item 5.05 Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On February 9, 2007, our Board of Directors approved an amendment to our Code of Business Ethics and Conduct for Directors and Employees. The amendment supplements our Code of Business Ethics and Conduct by providing a new section relating to related party transactions. A “related party transaction” is a transaction in which ConocoPhillips (including its affiliates) is a participant and in which any director or executive officer (or their immediate family members) had or will have a direct or indirect material interest. Pursuant to the amendment, all directors and executive officers shall promptly bring to the attention of our general counsel, and in the case of directors, the Chair of our Committee on Directors’ Affairs or, in the case of executive officers, the Chair of the Audit and Finance Committee, any transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to constitute a “related party transaction.” Certain technical and conforming changes were also made to our Code of Business Ethics and Conduct.
     The foregoing summary of the amendment to the Code of Business Ethics and Conduct for Directors and Employees does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code of Business Ethics and Conduct for Directors and Employees filed as Exhibit 99.2 and incorporated by reference herein.
     The Code of Business Ethics and Conduct amendment is effective as of February 9, 2007. A complete copy of our Code of Business Ethics and Conduct for Directors and Employees, as revised, is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	—	By-Laws of ConocoPhillips, as amended and restated on February 9, 2007.

99.2	—	Code of Business Ethics and Conduct for Directors and Employees of ConocoPhillips, as revised on February 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Stephen F. Gates
February 12, 2007	Stephen F. Gates
Senior Vice President and General Counsel

Exhibit No.		Exhibit Description

99.1	—	By-Laws of ConocoPhillips, as amended and restated on February 9, 2007.

99.2	—	Code of Business Ethics and Conduct for Directors and Employees of ConocoPhillips, as revised on February 9, 2007.